ARTICLES OF ASSOCIATION

(consolidated version in effect as from the effective date of the transfer of a part of the participation interest of MEDIA INVEST, spol. s r.o. in MARKIZA-SLOVAKIA, spol. s r.o. of 34 per cent to CME Media Enterprises, B.V., as approved at the general meeting of MARKIZA-SLOVAKIA, spol. s r.o. on 18th January, 2002)

of

SLOVENSKA TELEVIZNA SPOLOCNOST, S. R. O.

("STS")

FOUNDED BY

MAKRIZA-SLOVAKIA, spol. s r. o.,

registered office at Blatne 334, 900 82 Bratislava, the Slovak Republic

("MARKIZA")

and

CME Media Enterprises, B. V.,

registered office at Hoogoorddreef 9, 1101BA Amsterdam Zuidoost, The Netherlands

("CME")

ARTICLES OF ASSOCIATION

  GENERAL
  OBJECTS OF BUSINESS
  RIGHTS AND OBLIGATIONS OF PARTICIPANTS
  CORPORATE GOVERNANCE
  GENERAL MEETING OF PARTICIPANTS
  BOARD OF REPRESENTATIVES
  EXECUTIVES
  SENIOR MANAGEMENT
  PROHIBITIONS ON COMPETITIVE CONDUCT
  DISTRIBUTION OF PROFITS
  SALE OF PARTICIPATION INTERESTS AND RELATION OF ASSIGNEES
  LIQUIDATION
  INCREASE IN REGISTERED CAPITAL
  CONFIDENTIALITY
  PUBLIC ANNOUNCEMENTS
  NOTICES

ARTICLES OF ASSOCIATION

1. GENERAL

1.1 The company is a limited liability company, having the company ID No.34 128 611.

1.2 The business name of the company is Slovenska televizna spolocnost, s. r. o., (hereinafter referred to as "STS" or the "Company").

1.3 The Company is registered into the Commercial Register of the District Court Bratislava 1, section Sro, insert No. 12516/B.

1.4 The Company shall be founded for an indefinite period.

1.5 The Company's business year shall be the calendar year.

1.6 The Company shall be governed by its Memorandum of Association and these Articles of Association according to section 110(2) of the Slovak Commercial Code.

2. BUSINESS ACTIVITIES

The business activities of the Company shall be:

  carrying out the business of developing an independent private television station in the field of programming, organising and technically securing the preparation of television broadcasting. The Company will produce full scale television programming to be broadcast by Markiza under the licence granted to Markiza through Slovak Telecommunications in the territory of the Slovak Republic by technological means known or yet to be known independently and free from the influence of any political or special interest group and in accordance with the terms of these Articles of Association;
  advertising and mediation activities;
  purchase and sale in the range of free business;
  publishing books;
  book binding and final working;
  design and manufacturing of posters;
  publishing newspapers;
  publishing magazines and other periodicals;
  publishing of sound recordings;
  mimeographing sound - picture recordings;
  mimeographing sound recordings;
  mimeographing picture recordings;
  production, rental and distribution of video recordings;
  organising promotional competitions for marketing of products;
  publishing artistic performances with the permission of the author;
  textile production;
  real estate agent activities;
  research of public opinion;
  activities of a news press agency;
  technical and organisational securing of exhibitions; and
  provision of the telecommunication service AUDIOTEX.

3. RIGHTS AND OBLIGATIONS OF PARTICIPANTS

3.1 The rights and obligations of the Participants shall be governed by the relevant provisions of the Slovak Commercial Code, the Memorandum of Association of STS and these Articles of Association.

3.2 The Participants may exercise their rights through the General Meeting of Participants.

3.3

(1) The Participants may exercise their rights to make resolutions outside the General Meeting. This procedure shall be commenced by the submission of draft resolutions, by the Executives (as defined in Article 7) upon the request of any Participant, to all Participants with a request for a written record of the Participant's vote and comments within a specified period which shall not exceed 10 (ten) days. Participants shall send their votes and comments to the Company within such period. Draft resolutions sent by Executives and written records of the Participant's vote shall be sent by facsimile or by courier. Any Participant not responding to the request within the specified period shall be deemed to have voted in the negative to such resolution. The Executives shall notify each Participant of the outcome of voting upon each resolution.

(2) The Participants may also exercise their rights to adopt resolutions by duly signing and executing unanimous resolutions in writing.

(3) Resolutions under this Article 3.3 shall require the same majority voting requirements, and have the same effect as, resolutions duly passed in a properly convened General Meeting of Participants as provided for in Article 5 below.

3.4 A Participant's voting right shall be proportionate to its Participation Interest set out in the Memorandum of Association.

3.5 The Participants and their duly authorised representatives (including internal and external auditors) shall be:

(1) permitted to visit and inspect any of the properties and assets of the Company, including the books of account of the Company, and to the extent necessary and subject to the confidentiality obligations of Article 14, to make copies and take extracts therefrom; and

(2) authorised to discuss its affairs, finances and accounts with its officers and independent public accountants retained by the Company at such reasonable times and as often as may be reasonably requested.

4. CORPORATE GOVERNANCE

4.1 The Company shall be governed by the following bodies:

(1) the General Meeting of Participants with corresponding voting rights;

(2) a Board of Representatives (which shall not be a statutory body of the Company for the purposes of the Commercial Code); and

(3) the Executives of the Company (known legally as "Konatelia")

5. GENERAL MEETING OF PARTICIPANTS

5.1 A General Meeting is constituted by the attendance of Participants collectively holding 60% of voting rights in the Company.

5.2 The General Meeting shall:

(a) approve the actions of the founders prior to incorporation of the Company;

(b) approve regular, extraordinary or consolidated annual financial statements;

(c) approve the distribution of profits and coverage of losses;

(d) approve the Articles of Association and their amendment;

(e) decide upon the amendment of the Memorandum of Association;

(f) decide upon the increase or reduction of registered capital and to decide on contributions in kind;

(g) decide upon the expulsion of a Participant and to decide on the filing of a motion in accordance with Section 149 of the Commercial Code;

(h) appoint or dismiss Executives (referred to in Slovak as "Konateľ") of the Company; and

(i) decide upon the winding up, amalgamation, merger and split-off of the Company as well as on the change of its legal form.

5.3 A 67% majority vote of Participants present shall be required for all acts of the General Meeting including but not limited to those described in 5.2.

5.4 A Participant may exercise its rights at the General Meeting in person or through an authorised proxy. In order to represent a Participant at the General Meeting, a proxy must be authorised by written power of attorney signed by the Participant who will be represented at the General Meeting, and the Participant's signature must be officially verified. Such power of attorney shall enable a proxy to act as chairman of the General Meeting. Where a Participant has authorised a proxy to attend a General Meeting, the authority of such proxy shall be terminated if the Participant also attends the General Meeting and the Participant's signature appears on the list of attendees.

5.5 The General Meeting of Participants shall be convened by the Company's Executives at least once each year.

5.6 The Executives shall convene a General Meeting by sending to Participants written notice of the date and agenda of the meeting not less than 21 days in advance. With the consent of all Participants a General Meeting can also be convened without a written notice or within a shorter period of time.

5.7 The General Meeting of Participants is the highest body of the Company. It has the authority to take all kinds of decisions that normally fall within the competence of other bodies of the Company. In the event of a conflict between a decision of the General Meeting and another body of the Company the decision of the General Meeting shall prevail.

6. BOARD OF REPRESENTATIVES

6.1 The Participants shall each be entitled to appoint representatives to the Company's board of representatives (the "Board of Representatives"). The Board of Representatives shall not constitute a statutory body for the purposes of the Commercial Code. The Board of Representatives shall consist of 5 Representatives appointed and removed by the Participants as follows:

(a) Markiza appoints and removes three Representatives; and

(b) CME appoints and removes two Representatives.

6.2 In the event of a vacancy in the Board of Representatives (whether occurring by reason of death, resignation, removal or otherwise) the Participant who nominated the previous incumbent shall nominate a successor to fill such vacancy.

6.3 The Board of Representatives shall elect 2 (two) Co-chairmen. The Representatives of CME shall have the right to nominate one Co-chairman and the Representatives of Markiza shall have the right to nominate one Co-chairman. Each of CME and Markiza shall cause their respective Representatives to vote for the election of the other party's nominee. Each of the elected Co-chairmen shall be authorised to chair the meetings of the Board of Representatives so that the Co-chairman nominated by CME shall chair every odd meeting of the Board of Representatives and the Co-chairman nominated by Markiza, every even meeting of the Board of Representatives held in a calendar year. The Co-chairmen shall not assign, delegate or appoint a proxy to his/her rights to chair the Board of Representatives meetings.

6.4 Any Representative may call a meeting of the Board of Representatives by giving no less than 30 days prior notice to all other Representatives in writing. If all the Representatives agree before a vote is taken at a meeting of the Board of Representatives, the form and/or time of the notice may be waived.

6.5 Any Representative may propose items for the agenda of a Board of Representatives meeting.

6.6 Attendance at a Board of Representatives meeting of four Representatives or their duly authorised proxies shall constitute a quorum. Each proxy shall submit an original power of attorney at the Board of Representatives meeting. A separate power of attorney shall be required for each Board of Representatives meeting and it shall either expressly specify the scope and/or limitations of such power of attorney, or in the absence of any specification, the power of attorney shall be deemed to be unlimited and to authorise the proxy in respect of any matters at the Board of Representatives meeting or in connection therewith including (for the avoidance of doubt) any waiver of notice or other similar matter.

6.7 The following actions shall not be taken by Executives or employees of the Company on the Company's behalf without the approval of the Board of Representatives:

(a) the appointment of members of Senior Management (as defined below), except for (i) the Executives, who are elected by the General Meeting of Participants and (ii) the Finance Director who (if he is not an Executive) is appointed in accordance with Article 6.9;

(b) the dismissal of Senior Management (as defined below), except for (i) the Executives, who are dismissed by the General Meeting of Participants; and (ii) the Finance Director who (if he is not an Executive) is dismissed in accordance with Article 6.9. and provided that the General Director or Deputy General Director shall be dismissed by Executives without the approval of the Board of Representatives if such dismissal is requested by the company CME or Markiza;

(c) the determination of compensation for Senior Management (as defined below) and managerial contracts of the Senior Management based on the proposals of the Compensation Committee (as defined below);

(d) any expenditure over 75,000 US Dollars;

(e) borrowing, increasing, repayment or retirement of debt;

(f) effecting changes in equity or ownership, transfers of interests, etc.;

(g) entering into long term (over 12 months) contractual commitments for programming, services or materials;

(h) any legal activities or activities related to licensing of a material nature;

(i) determination of employee benefits packages; and

(j) making material changes in programming philosophy or broadcasting structure and content.

6.8 The approval of actions in 6.7. above shall require an affirmative vote of 80% of members of the Board of Representatives.

6.9

(a) The representatives of CME shall have the right to nominate 1 (one) Executive of the Company and the representatives of Markiza, shall have the right to nominate 1 (one) Executive of the Company, to be appointed by the General Meeting of Participants. Each of CME and Markiza shall vote at the General Meeting of Participants for the election of the other party's nominee.

(b) The Company shall have a General Director who is a member of the Senior Management. The duty of the General Director shall be to implement instructions of the Executives given to him in accordance with Article 7. The General Director of the Company shall be appointed by the Board of Representatives.

(c) Each of CME and Markiza has the right to require the dismissal of the General Director and Deputy General Director.

(d) The Company shall have a Deputy General Director. The Deputy General Director shall be a member of the Senior Management and shall be appointed by the Board of Representatives on the proposal of the General Director (unless the General Director has been dismissed, in which case the Board of Representatives shall select the Deputy General Director). If the General Director is not able to exercise his duties for a period of more than 30 days, the Deputy General Director shall be entrusted by the Board of Representatives to exercise the duties of the General Director with effect from the day following the last day of such 30 day period and until a new General Director is appointed, however for no longer period than 30 days from the date the Deputy General Director assumes the duties of the General Director. The Deputy General Director shall perform the General Director's duties and shall act in accordance with Article 6.9(b).

(e) If the General Director is dismissed at the request of CME or Markiza, the party which did not request the dismissal shall have the right to nominate a new General Director. The Board of Representatives shall not unreasonably withhold its consent to the appointment of such nominated candidate.

(f) If:

(1) the Board of Representatives shall not reach consensus regarding the appointment of the General Director of the Company until the expiration of the period of time when the Deputy General Director is acting as the General Director in accordance with the paragraph (d) above; or

(2)

(i) the General Director is not able to exercise his duties for a period of more than 30 days and the Board of Representatives members do not agree in advance on the appointment of a Deputy General Director; or

(ii) the Board of Representatives does not entrust the Deputy General Director to exercise the duties of the General Director in accordance with paragraph (d) above,

the day-to-day business management of the Company shall be taken over by the Executives.

(g) The Company shall have a Financial Director who is a member of the Senior Management. Unless the Financial Director is also an Executive, he shall be appointed and may be dismissed by the Executives following the nomination and approval of CME.

6.10 The Board of Representatives shall appoint Members of Senior Management of the Company in the following way:

(1) The members of the Board of Representatives appointed by Markiza, shall appoint the Director of News and Current News. Such appointment shall be valid and require no further approval unless it is rejected by the members of the Board of Representatives appointed by CME;

(2) The members of the Board of Representatives appointed by CME shall appoint one of the two Advertising - Sales Directors. Such appointment shall be valid and require no further approval unless it is rejected by the members of the Board of Representatives appointed by Markiza; and

(3) The members of the Board of Representatives appointed by Markiza shall appoint all other members of Senior Management, being one of the two Advertising-Sales Directors, the Technical Director, the Program Director, the Director of Artistic Genre and Dubbing, the Legal Director and the Marketing Director. Each such appointment shall be valid and require no further approval unless it is rejected by the members of the Board of Representatives appointed by CME.

6.11 The members of the Board of Representatives appointed by Markíza, shall appoint the Chief of Production (within the Department of News and Public Affairs), an employee who shall not be a member of Senior Management. Such appointment shall be valid and require no further approval unless it is rejected by the members of the Board of Representatives appointed by CME.

6.12 The members of the Board of Representatives may, at any time, inspect the books and records of the Company.

6.13 All members of the Board of Representatives shall be paid reasonable remuneration for attending the Board of Representatives meetings, such remuneration to be determined by the Participants and reimbursed by the Company.

6.14 The Board of Representatives shall elect a secretary at each Board of Representatives meeting who will be responsible for taking the minutes of the meeting in English and for the arrangement of an official translation of the minutes into the Slovak language.

6.15

(a) The Company shall have a special compensation committee (the "Compensation Committee") which shall propose to the Board of Representatives the rules for compensation of the General Director, Executives and other members of the Senior Management of the Company and managerial agreements of Senior Management. The Compensation Committee will be in charge of monitoring the compensation of the General Director, Executives and other members of the Senior Management of the Company, their status and relationship within the Company, their spending authorities, monitoring of related party transactions and adherence to the non-competition rules.

(b) The Compensation Committee shall consist of 3 (three) members, (1) one of whom will be a representative appointed by Markíza, and (2) two representatives will be appointed by CME. The Compensation Committee adopts its decisions by simple majority of votes.

7. EXECUTIVES

7.1 The Company shall have two Executives (referred to in Slovak as "Konateľ"). The Executives shall be responsible for the management of the Company on a day-to-day basis. The Executives shall be the statutory body of the Company for the purposes of the Slovak Commercial Code, however, their authority shall be limited under Section 133 paragraph 3 of the Slovak Commercial Code such provisions shall be and the relevant provisions of the Memorandum of Association. In the event the provisions of the Articles of Association impose any restrictions upon the Executives' powers, pursuant to Section 133 paragraph 3 of the Slovak Commercial Code deemed as restrictions imposed under the Memorandum of Association, whereas such relevant provisions of the Articles of Association, including but not limited to Articles 6.7, 6.8., 7.4. and 7.5. of the Articles of Association shall be fully incorporated into the Memorandum of Association (as clauses 10(4), (5), (6) and (7)).

7.2 The Executives shall be elected by the General Meeting of Participants.

7.3 The Executives shall only act on behalf of the Company if both Executives act jointly.

7.4

(1) The Executives shall have full authority to manage the Company and make day-to-day operating decisions in accordance with the operating plan as approved by the Board of Representatives subject to Articles 7.4(2), (3) and (4) below.

(2) The Executives shall have no authority to initiate or take actions which require the approval of the Board of Representatives under the Memorandum of Association or the Articles of Association, or which are reserved for the Participants in General Meeting.

(3) The Executives shall have no authority to cause any deviation from the Business Plan (as defined below).

(4) The Executives shall manage the Company together with other members of Senior Management (as provided herein) collectively and shall delegate authority accordingly. In relation to such management the Executives and Senior Management shall be obliged to comply with resolutions, views and recommendations of the Board of Representatives and of the Participants.

(5) Articles 7.4(2), (3) and (4) constitute limitations on the authority of the Executives pursuant to section 133(2) of the Slovak Commercial Code. These limitations are ineffective in relation to third parties.

7.6 Except as provided in Article 6.9(g), the Executives shall not be authorised to appoint members of Senior Management or decide upon their remuneration.

7.7 The Executives shall be engaged to provide their services under mandate contract. Such contract shall be for multiple year periods and include incentives based on the achieving and exceeding of financial goals.

7.8 If any change of the Company's Memorandum of Association or Articles of Association is adopted by the Company's General Meeting of Participants, the Executives will be in charge of compiling a full version of the affected document, provided that such full version shall be used for the ease of reference only and shall not be binding unless formally approved by the General Meeting of Participants.

7.9 The Executives shall be obliged to take all steps necessary or desirable to give effect to the provisions of these Articles of Association, including without limitation Articles 6.9 and 8.1.

8. SENIOR MANAGEMENT

8.1 The Company shall have a Senior Management consisting of :

(a) two (2) Executives elected by the General Meeting of Participants;

(b) General Director and Finance Director appointed and dismissed in accordance with Articles 6.7 and 6.9; and

(c) Director of New and Current News, two Advertising-Sales Directors, Technical Director, Program Director, Director of Artistic Centre, Legal Director, Director of Centre of Creative Services and Marketing Director appointed and dismissed in accordance with Articles 6.7.

The members of Senior Management, other than the Executives, report to the General Director.

8.2 Senior Management shall prepare and submit a budget and an operating plan (together referred to as the "Business Plan") and broadcasting schedule to the Board of Representatives for approval prior to the end of each year for the operations of the following year. Such budget shall include targets for revenue, expenses and profits.

8.3 Senior Management shall:

(1) keep true and accurate accounts and records of all operations as required by applicable Slovak regulations. In addition to any other books and records as may be required under Slovak law, accounts and records for the Company shall be kept in English and in U. S. Dollars and in accordance with the standards of the U. S. GAAP;

(2) prepare annual financial statements in accordance with applicable Slovak regulations and instruct an international accounting firm agreed upon by the Participants to audit such statements. Such statements shall be delivered to the Board of Representatives and the Participants as soon as practicable but not later than 75 days following the end of each fiscal year;

(3) cause quarterly financial statements to be prepared by an international accounting firm agreed upon by the Participants. Such statements shall be delivered to the Board of Representatives and the Participants as soon as practicable, but not later than 30 days following the end of each fiscal quarter;

(4) prepare monthly financial statements. Such statements shall be delivered to the Board of Representatives and the Participants as soon as practicable but not later than 10 days following the end of each month; and

(5) the statements in subparagraphs (2), (3) and (4) shall be prepared in accordance with the standards of the U. S. GAAP.

8.4 Senior Management shall deliver to any Participant upon request, such information as may be reasonably requested to enable such Participant or its Affiliates to comply with applicable tax filing requirements, and for other legitimate purposes related to taxes. In the case of any withholding taxes on payments to CME, Senior Management shall furnish promptly official tax receipts evidencing such withholding tax in respect of such payments to CME.

9. PROHIBITIONS ON COMPETITIVE CONDUCT

9.1 Executives and member of Senior Management shall not without the approval of the General Meeting of Participants:

(1) enter into transactions in their own name and on their own account that are related to the business activities of the Company;

(2) negotiate on behalf of any other person with the Company;

(3) participate in another company's business as a partner with unlimited liability;

(4) act as, or be, members of a statutory body of any other legal entities with the exception of the Participants' companies and Affiliates of the Participants; and

(5) have an interest in any other legal entity exceeding 5% of the registered capital of such legal entity.

9.2 Remedies for breach of 9.1. by Executives in the Commercial Code shall also apply to breaches of 9.1. by members of Senior Management.

10. DISTRIBUTION OF PROFITS

10.1 The profit sharing mechanism between the Participants in relation to the distribution of the Company's net profit (if any and if duly approved for distribution among the Participants) ("Net Profit") are set out in this Article 10.1 and Article 10.2.

10.1.1 Profit sharing mechanism prior to Registration Date

Prior to the Registration Date (as defined in Article 10.1.2), the Net Profit shall be distributed as follows:

(a) CME shall receive 95 per cent. of the Net Profit; and

(b) Markiza shall receive 5 per cent. of the Net Profit.

10.1.2 Profit sharing mechanism from Registration Date

With effect from the date on which CME is registered in the Commercial Register as the owner of the 34% participation interest in Markiza (the "Registration Date") and until the profit sharing mechanism is altered in accordance with Article 10.2, the Net Profit shall be distributed as follows:

(a) CME shall receive 70 per cent. of the Net Profit; and

(b) Markiza shall receive 30 per cent. of the Net Profit.

10.1.3 Profit sharing in the Registration Year

Pursuant to Articles 10.1.1 and 10.1.2, the Net Profit achieved in the calendar year in which CME is registered as the owner of the 34% participation interest in Markiza (the "Registration Year") and designated for distribution among the Participants, shall be distributed as follows:

(a) the proportional part of such Net Profit achieved from 1st January of the Registration Year to the day preceding the Registration Date shall be distributed among the Participants as follows: Markiza shall receive 5 per cent. and CME 95 per cent. of such part of the Net Profit;

(b) the proportional part of such Net Profit achieved from the Registration Date to 31st December of the Registration Year (subject to any Further CME Investments and corresponding adjustments to the profit sharing mechanism pursuant to Article 10.2) shall be distributed among the Participants as follows: Markiza shall receive 30 per cent and CME 70 per cent of such part of the Net Profit.

10.2 Adjustment to profit sharing mechanism on Further CME Investment as defined below)

The profit sharing mechanism shall be adjusted each time CME makes a Further CME Investment, such adjustment to take effect from the earlier of the registration date of the relevant increase of the registered capital of the Company in the Commercial Register reflecting the Further CME Investment and day of the full payment of the Further CME Investment Amount (as defined below) (the "Adjustment Date"), so that:

(a) the then current share of Markiza in the Net Profit (expressed as a percentage of the total Net Profit designed for distribution) shall be reduced by the Additional Share; and

(b) the then current share of CME in the Net Profit (expressed as a percentage of the total Net Profit designed for distribution) shall be increased by the Additional Share.

Adjustments to the profit sharing mechanism shall be applied as set out in Article 10.2.3.

10.2.1 For the purposes of this Article 10.2, CME makes a further investment in the registered capital of the Company ("Further CME Investment") if:

(a) the registered capital of the Company is increased by new contributions of either or both of the existing Participants, (i.e. CME and/or Markiza); and

(b) CME assumes a commitment to make a contribution for the purpose of increasing the registered capital of the Company and:

(i) CME's commitment is to contribute a sum higher than the sum Markiza has committed to contribute; or

(ii) Markiza makes no commitment to make any contribution,

(the amount by which CME's contribution commitment exceeds Markiza's contribution commitment being hereinafter referred to as the "Further CME Investment Amount"); and

(c) notwithstanding Article 10.2.1(b), the amount of the Participation Interests and the ratio of the voting rights as between Markiza and CME remain unaffected and no other change is effected as a result of which the legal position of CME in the Company becomes more beneficial compared to the legal position of Markiza.

10.2.2 For the purposes of this Article 10.2, the Additional Share shall be:

A	=	B	x	3
V

where:

A = CME's additional share in the Net Profit, (to be expressed as a percentage of the total Net Profit designed for distribution) (the "Additional Share")

B = the Further CME Investment Amount

V = equivalent of USD 1,000,000 (one million U.S. Dollars) converted in to Slovak Crowns at the exchange rate announced by the National Bank of Slovakia on the Adjustment Date.

10.2.3 Application of profit sharing mechanism

Subject to Article 10.1.3, in any given calendar year, the parties shall calculate the distribution of the Net Profit generated in such calendar year as follows:

(a) in relation to the period from 1st January until the earlier of 31st December and the day preceding the Adjustment Date (if any), the proportional part of the Net Profit generated during such period shall be distributed among the Participants according to the previous profit sharing mechanism; and

(b) in relation to the period from the Adjustment Date until the earlier of 31st December and the day preceding any subsequent Adjustment Date (if any), the proportional part of the Net Profit generated during such period shall be distributed among the Participants according to the adjusted profit sharing mechanism calculated in accordance with this Article 10.2.

11. SALE OF PARTICIPATION INTERESTS AND RELATION OF ASSIGNEES

11.1

(1) The Participants shall not transfer, sell, assign, pledge, create an option, mortgage, hypothecate or enter into any agreement which contemplates any other disposal of, or charges, creates or permits to be created any pledge or security in their respective ownership interest except by the means described in this Article 11 and Article 13.

(2) A Participant shall not transfer its Participation Interest to third parties, including Affiliates, in accordance with this Article 11 and Article 13 without the consent of the majority of the other Participants (such consent shall not be unreasonably withheld).

11.2.

(1) A Participant may transfer its Participation Interest to a corporation, which at the time of transfer is its Affiliate provided that the provision shall be made whereby the transferee shall reassign the Participation Interest to the transferor prior to ceasing to be an Affiliate.

(2) "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with the subject entity. A natural person or entity which controls an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity.

The term "control" shall mean the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

(3) Affiliates of CME are: CME Media Enterprises N.V.; CME Limited; CME Programming Services Incorporated; CME Development Corporation; and any other company which becomes a member of the CME Group. CME shall notify Markíza of any other company that becomes an Affiliate of CME within 30 days of such company so becoming.

There are no Affiliates of Markíza except for A.R.J., a.s.

11.3.

(1) In the event that a Participant desires to dispose of any of its Participation Interest in the Company, such Participant (herein referred to as the "offeror") shall first offer pre-emptively to sell such Participation Interest to the other Participant (herein referred to as the "offeree"), upon the terms and conditions and in the manner herein provided.

(2) The price of a Participation Interest offered by the offeror shall be determined by an international reputable accounting firm agreed upon by the Participants provided that such firm will not be the accountant or auditor for any Participant at that time.

(3) The offeror shall send a notice in writing to the offeree indicating its desire to sell its interest pursuant to this Article.

(4) The offeree shall be deemed to have rejected an offer unless accepting it in writing within a period of sixty (60) days.

(5) In the event that the Participation Interest so offered is not purchased by the offeree within such period, the offeror shall be entitled to dispose of the Participation Interest to third parties at the price determined under Article 11.3(2).

(6) If the offeror desires to sell such Participation Interest at a price which is less than the price determined under Article 11.3(2) or on terms more advantageous to the purchaser, the offeror shall first offer to sell the Participation Interest to the offeree at such lower price and on such terms in accordance with Articles 11.3(3), (4), (5). In the event that the Participation Interest offered is not purchased by the offeree, the offeror shall be entitled to dispose of the Participation Interest to third parties at such lower price or on such advantageous terms.

11.4.

(1) Compliance with Slovak ownership requirements: In the event that CME is prevented from holding its Participation Interest in the Company as provided in the Memorandum of Association and Articles of Association, by any law, regulation or policy of the Slovak Government limiting or restricting the maximum percentage of foreign ownership of certain Slovak companies CME may transfer as much of its Participation Interest as is necessary to comply with such limitations to a nominated person(s) who is (are) not prohibited from holding such a Participation Interest. Markíza shall agree to such transfer of Participation Interest.

11.5 Upon:

(a) the mutual agreement of Markíza and CME; or

(b) any necessary approvals, permissions or licenses (including the television license issued to Markíza-Slovakia, spol. s r. o.) being revoked or lapsing without being renewed such that the Company is unable to carry out its objects of business;

CME shall have the right to sell its Participation Interest to any third party, if permitted by applicable law and regulations, subject to all required and necessary approvals, Markíza, or a subsequent assignee, at a price equivalent to the higher of CME's total contributions to the Company increased cumulatively by 6% for each year of the Company's operation or the fair market value of CME's Participation Interest as determined by an accounting firm of international reputation.

11.6 Any transfer of Participation Interest shall be subject to strict compliance with the applicable terms of Markíza's television license.

12. LIQUIDATION

12.1 Where:

(a) a Participant is declared bankrupt; or

(b) a Participant's Participation Interest is transferred or encumbered in violation of Article 11.5.; or

(c) CME is unable to complete a sale of its Participation Interest under Article 11.5.; or

(d) where the Participants resolve to wind-up the Company;

the Company shall be liquidated.

12.2 In the event of liquidation of the Company, after satisfying claims of third parties in accordance with the relevant law, the remaining assets of the Company shall be distributed as follows:

(1) if CME has not received by way of distributed profits an amount equivalent to its total capital contribution increased cumulatively by 6% for each year of the Company's operation it shall receive such amount less the total of distributed profits received;

(2) thereafter, the remaining assets of the Company shall be distributed between the Participants in the same proportions as the Company's Net Profit would be distributed under the then valid profit sharing mechanism pursuant to Article 10.

The Parties acknowledge their entitlement to assets set out herein shall constitute the Parties' respective share in the Company's liquidated surplus (referred to in Slovak as "podiel na likvidačnom zostatku").

13. INCREASE IN REGISTERED CAPITAL

13.1 Any increase of the Company's registered capital shall be decided by the General Meeting in accordance with Articles 5.2. and 5.3. and in accordance with clause 6A. of the Memorandum of Association.

13.2 No third parties shall make a contribution to the Company or be granted a corresponding Participation Interest or Vklad upon the increasing of the Company's capital unless such contribution and corresponding Participation Interest or Vklad has been approved by a 67% majority vote of the Participants.

13.3 The Executives shall submit a petition requesting that an approved increase in capital be recorded in the Commercial Register without undue delay. Such petition shall record the Participation Interest of the Parties in accordance with clause 6A. of the Memorandum of Association.

14. CONFIDENTIALITY

14.1 The Participants acknowledge that in the course of the business of the Company it shall be necessary for the Participants to reveal to each other certain information concerning operations or secret technical know-how. The Participants shall keep confidential and not disclose to any third party (other than their respective financial advisors, attorneys and other agents and representatives) all proprietary and confidential information relating to the Company or the Participant providing such information, the business and operations of the Company or the Participant providing such information or any transactions contemplated thereby nor use any such information for their own purposes outside the context contemplated by the Memorandum of Association and these Articles. Such information may be disclosed to a Participant's Affiliates provided that such Affiliates agree to be bound by this Confidentiality provision. Each Participant shall, and shall cause each of its Affiliates, as well as each of its respective financial advisors, attorneys and other agents and representatives to, take such reasonable precautions as are necessary to prevent use or disclosure of confidential information by or to others.

14.2 Upon another Participant's request, a Participant shall promptly return any records, drawings, plans, specifications, equipment lists or other documents that may have been supplied by the requesting Participant. The requested Participant shall destroy any note or memoranda of any kind relating to such provided information.

14.3 The Participants agree that in the event that the Company is liquidated all confidential information relating to the Company and any license applications and any information gained through related research shall be the joint property of CME and Markíza.

14.4 The Participants agree that in the event that the Company is liquidated all confidential information provided by a Participant to other Participants, their Affiliates, directors, employees or professional advisors shall be returned to such Participant by the other Participants. The other Participants shall destroy any notes or memoranda of any kind relating to such provided information.

14.5 Information that becomes generally available to the public other than through a breach of these Articles shall not be subject this provision of confidentiality.

15. PUBLIC ANNOUNCEMENTS

15.1.

(1) The Participants and their respective Affiliates shall not, without the prior written consent of the other Participants, issue any press release or otherwise make any statement or cause the Company to make any such statement, except as required by law, any agreements entered into by the Participants with or relating to the Company or the business and affairs of the Company, if such statement would, or is reasonably likely to, be disseminated to the public. Such consent must given in writing 36 hours after receipt of notification of the intention make such statement.

(2) Article 15.1(1) shall not prohibit any Participant from making required disclosures to its shareholders or to regulatory authorities. If any Participant is required by law to issue a press release or otherwise make a public statement relating to any of the foregoing matters, it shall deliver to the other Participants prior notice of such requirement and the disclosure proposed to be made.

16. NOTICES

All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by telecopy or overnight courier to such address and telecopy numbers as CME or Markiza or other Participants may designate by written notice to the other Participants.

IN WITNESS HEREOF and adopted hereby by the Participants on the day and year first mentioned above.

MARKIZA-SLOVAKIA, spol. s r. o.

By.

/s/ PhDr. Pavol Rusko

PhDr. Pavol Rusko

and

/s/ Mr. Jan Kovacik

Mr. Jan Kovacik

Executives

CME Media Enterprises B. V.

By:

/s/ Jana Murinova

Jana Murinova,

under power of attorney